                                                                  Exhibit (a)(7)

                            FORM OF ACCEPTANCE NOTICE

                           [Billserv, Inc. Letterhead]

TO:    [Name of Option Exchange Participant]
FROM:  Billserv, Inc.
DATE:  June 12, 2002
RE:    Notice of Acceptance of Tendered Options

     Thank you for participating in the BIllserv, Inc.'s stock option exchange program and submitting your acceptance letter. We confirm with this letter that we have accepted for exchange and canceled the following tendered options on June 11, 2002:

------------------------ ---------------------- --------------------- ---------------------- ----------------
TENDERED OPTION GRANT    EXERCISE PRICE OF      TOTAL NUMBER OF       OPTION PLAN UNDER      SHARES SUBJECT
DATE                     TENDERED OPTION (PER   SHARES SUBJECT TO     WHICH TENDERED         TO NEW OPTIONS
                         OPTION SHARE)          TENDERED OPTION       OPTION WAS GRANTED     TO BE GRANTED1
------------------------ ---------------------- --------------------- ---------------------- ----------------
                         $
------------------------ ---------------------- --------------------- ---------------------- ----------------
                         $
------------------------ ---------------------- --------------------- ---------------------- ----------------
                         $
------------------------ ---------------------- --------------------- ---------------------- ----------------
                         $
------------------------ ---------------------- --------------------- ---------------------- ----------------
                         $
------------------------ ---------------------- --------------------- ---------------------- ----------------
                         $
------------------------ ---------------------- --------------------- ---------------------- ----------------

     For more information about the stock option exchange program, please see the Offer to Exchange dated May 10, 2002, the Supplemental Information sent to you on June 6, 2002, and the Acceptance Letter. If you have any additional questions about the stock option exchange program, please contact Marshall Millard at (210) 402-5030, email: marshall.millard@billserv.com.

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1 Subject to your continued employment with Billserv (or, if you are on an authorized leave of absence on the new option grant date, your return to active employment with Billserv by February 1, 2003) or service as a director of Billserv and the other terms of the Offer to Exchange, you have the right to receive new options exercisable for the number of shares set forth in this column, which options will be granted by Billserv on the later of December 12, 2002 and six months and one day following the cancellation date, or promptly thereafter. The exercise price of the new options will be equal to 100% of the market price of one of Billserv's common shares at closing on the new option grant date, determined in accordance with the terms of the option plan under which the tendered option was granted.